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                                                                      EXHIBIT 21

NAME OF SUBSIDIARY                                 JURISDICTION OF INCORPORATION

THE OUTDOOR FOOTWEAR COMPANY                                DELAWARE

THE TIMBERLAND FINANCE COMPANY                              DELAWARE

THE TIMBERLAND WORLD TRADING COMPANY                        DELAWARE

TIMBERLAND EUROPE, INC.                                     DELAWARE

TIMBERLAND INTERNATIONAL SALES CORPORATION                  U.S. VIRGIN ISLANDS

TIMBERLAND DIRECT SALES, INC.                               DELAWARE

TIMBERLAND RETAIL, INC.                                     DELAWARE

TIMBERLAND MANUFACTURING COMPANY                            DELAWARE

TIMBERLAND AVIATION, INC.                                   DELAWARE

TIMBERLAND NETHERLANDS, INC.
(Formerly Timberland Scandinavia, Inc.)                     DELAWARE

TIMBERLAND INTERNATIONAL, INC.                              DELAWARE

TIMBERLAND SAS                                              FRANCE

THE TIMBERLAND WORLD TRADING GMBH                           GERMANY

TIMBERLAND (UK) LIMITED                                     UNITED KINGDOM

TIMBERLAND GMBH                                             AUSTRIA

TIMBERLAND ESPANA, S.A.                                     SPAIN

THE RECREATIONAL FOOTWEAR COMPANY
(DOMINICANA), S.A.                                          DOMINICAN REPUBLIC

COMPONENT FOOTWEAR DOMINICANA, S.A.                         DOMINICAN REPUBLIC

TIMBERLAND FOOTWEAR & CLOTHING COMPANY INC.
LES VETEMENTS & CHAUSSURES TIMBERLAND INC.                  CANADA

THE RECREATIONAL FOOTWEAR COMPANY                           CAYMAN ISLANDS

TIMBERLAND NETHERLANDS HOLDING B.V.                         THE NETHERLANDS